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Exhibit 10.3


THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY. THE NOTE IS BEING OFFERED PURSUANT TO EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAW AND CANNOT BE RESOLD UNLESS IT IS SUBSEQUENTLY REGISTERED UNDER SUCH LAWS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER GOVERNMENTAL AGENCY HAS PASSED ON, RECOMMENDED, OR ENDORSED THE MERITS OF THIS NOTE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


                             SECURED PROMISSORY NOTE

$435,000                                 Dated June 27, 2002,
                                         as amended through April 11, 2003

     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Snipes Production, LLC, a Pennsylvania limited liability company (hereinafter referred to, and obligated as, "Borrower"), promises to pay to the order of SPH Investments, Inc., Capital Growth Trust, HMA Investment Profit Sharing Plan and Continental Southern Resources, Inc. (collectively, the "Lender"), the principal amount of Four Hundred Thirty-Five Thousand Dollars ($435,000), together with interest on the outstanding principal balance calculated as set forth below, until the date on which the principal amount is paid in full, payable in lawful money of the United States of America in accordance with the terms of this Secured Promissory Note (the "Note"). The amounts payable by Borrower to each individual Lender is set forth on Exhibit "A" attached hereto.

     1. MATURITY DATE. The entire outstanding principal balance hereof, together with interest as provided herein, shall be due and payable on October 31, 2003 (the "Maturity Date"). Borrower shall make principal payments to Lender prior to the Maturity Date in amounts equal to, and on the dates which are five (5) calendar days after Borrower receives, revenues, cash payments or any cash advances from any source, net of any expenses directly associated with such cash payments or cash advances (but not such revenues). Lender may waive in writing any such principal payment whether in lieu of a scheduled advance or otherwise. Principal amounts repaid prior to the Maturity Date may not be reborrowed.

     2. INTEREST. On the Maturity Date, Borrower shall pay to Lender interest on the principal balance hereof in an amount equal to thirty-five percent (35%) of the aggregate amount of funds advanced to Borrower pursuant to the terms of this Note. Principal payments made prior to the Maturity Date shall not reduce the aggregate amount advanced for purposes of calculating interest.

     3. SECURITY. As more fully documented in that certain Copyright Royalty and Security Agreement dated as of the date of this Note by and between Borrower and Lender (the "Security Agreement"), Borrower's performance of its obligations under this Note shall be secured by a second lien security interest in the feature length motion picture entitled "Snipes"


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(the  "Movie")  and all  ownership  rights which  Borrower  has or  subsequently acquires in the Movie including, but not limited to, (i) all intellectual property rights, (ii) all distribution rights on or through any medium, (iii) all licensing fees and royalties received in connection with any display or distribution of the movie on or through any medium, (iv) all merchandising rights, (v) all publication rights, and (vi) all syndication rights.

     4. LENDER'S RIGHTS UPON DEFAULT. Each of the following events shall constitute an "Event of Default" and, upon the occurrence thereof, Lender shall have the option, immediately upon written notice to Borrower, (a) to accelerate the maturity of this Note and all amounts payable hereunder and demand immediate payment thereof and (b) to exercise all of Lender's rights and remedies under this Note and the Security Agreement or otherwise available at law or in equity:

     (i) Borrower shall fail to pay the entire outstanding principal amount and interest of the Note on the Maturity Date or shall fail to make any interim payment of principal in the proper amount and when due;

     (ii) Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of any of its or their creditors;

     (iii) Proceedings in bankruptcy, or for reorganization of Borrower for the readjustment of any of its debts, under the United States Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of their commencement;

     (iv) A receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within sixty (60) days of appointment, or such proceedings shall not be discharged within sixty (60) days of their commencement, or Borrower shall discontinue its business(es) or materially change the nature of its business(es); or

     (v) Borrower shall suffer any final judgment for the payment of money in excess of Fifty Thousand Dollars ($50,000) and the same shall not be discharged or stayed within a period of thirty (30) days from the date of entry thereof.

     5. APPLICATION OF FUNDS. All sums realized by Lender on account of this Note, from whatever source received, shall be applied first to any fees, costs and expenses (including attorney's fees) incurred by Lender, second to accrued and unpaid interest, and then to principal.

     6. ATTORNEY'S FEES AND COSTS. In the event that Lender engages an attorney to represent it in connection with (a) any Event of Default by Borrower under this Note, (b) the enforcement of any of Lender's rights and remedies hereunder following an Event of Default, (c) any bankruptcy or other insolvency proceedings commenced by or against Borrower and/or (d) any actual litigation arising out of or related to any of the foregoing, then Borrower shall be liable to and shall reimburse Lender on demand for all reasonable attorneys' fees, costs and expenses incurred by Lender in connection with any of the foregoing.

     7. GOVERNING LAW. This Note is made and delivered in the Commonwealth of Pennsylvania and shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Pennsylvania without regard to conflicts of laws principles. Borrower agrees to the exclusive jurisdiction of the federal and state courts located in the Eastern District of the Commonwealth of Pennsylvania in connection with any matter arising hereunder, including the collection and enforcement of this Note.

     8. MISCELLANEOUS.

     (a) Borrower hereby waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand. To the extent permitted by law, Borrower hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Lender under the terms of this Note.

     (b) The rights and privileges of Lender under this Note shall inure to the benefit of its successors and assigns. All representations, warranties and agreements of Borrower made in connection with this Note shall bind Borrower's successors and assigns.

     (c) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (d) The waiver of any Event of Default or the failure of Lender to exercise any right or remedy to which it may be entitled shall not be deemed to be a waiver of any subsequent Event of Default or of Lender's right to exercise that or any other right or remedy to which Lender is entitled.

     (e) The rights and remedies of Lender under this Note shall be in addition to any other rights and remedies available to Lender at law or in equity, all of which may be exercised singly or concurrently.

     IN WITNESS WHEREOF, Borrower has duly executed this Secured Promissory Note the day and year first above written and has hereunto set hand and seal.


                           SNIPES PRODUCTION, LLC

                           By: METROPOLITAN RECORDING, INC., its managing
                           member


                           By: /s/ Chris Schwartz
                           ----------------------------------------------
                           Chris Schwartz
                           President

                       EXHIBIT "A"

  Amounts Payable by Borrower to Each Individual Lender



                                                               Amount Payable
Lender                                                          by Borrower
--------------------------------------------                  ---------------
SPH Investments, Inc.                                          $      62,500
Capital Growth Trust                                           $     235,000
HMA Investment Profit Sharing Plan                             $      15,000
Continental Southern Resources, Inc.                           $     122,500
             TOTAL:                                            -------------
                                                               $     435,000


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